EXHIBITS TO ITEM 77Q

77Q(e)

      Form of Investment Advisory Agreement for ABN AMRO Select Small Cap Fund between ABN AMRO Asset Management (USA) LLC and ABN AMRO Funds was filed as part of Post-Effective Amendment No. 42 to the Registration Statement filed on June 17, 2002 and is incorporated by reference to this filing.

      Form of Investment Advisory Agreement for ABN AMRO Equity Plus was filed as part of Post-Effective Amendment No. 42 to the Registration Statement filed on June 17, 2002 and is incorporated by reference to this filing.

      Form of Investment Advisory Agreement for ABN AMRO Investment Grade Bond Fund was filed as part of Post-Effective Amendment No. 42 to the Registration Statement filed on June 17, 2002 and is incorporated by reference to this filing.

      Form of Investment Advisory Agreement for ABN AMRO Global Emerging Markets Fund was filed as part of Post-Effective Amendment No. 43 to the Registration Statement filed on July 3, 2002 and is incorporated by reference to this filing.

      Form of Sub-Investment Advisory Agreement for ABN AMRO Select Small Cap Fund and ABN AMRO Equity Plus Fund between ABN AMRO Asset Management (USA) LLC and thinkorswim Advisors, Inc. (formerly known as Sosnoff Sheridan Weiser Corporation) was filed as part of Post-Effective Amendment No. 41 filed on March 22, 2002 and is incorporated by reference to this filing.

77Q(d) ABN AMRO Fund's Amended Multiple Class Plan pursuant to Rule 18f-3 was filed as part of Post-Effective Amendment No. 43 filed on July 3, 2002 and is incorporated by reference to this filing.

77Q(g) Agreement and Plan of Reorganization by and between ABN AMRO Funds on behalf of ABN AMRO Treasury Money Market Fund, ABN AMRO Institutional Prime Money Market Fund, ABN AMRO International Equity Fund, ABN AMRO Select Small Cap Fund, ABN AMRO Equity Plus Fund and ABN AMRO Investment Grade Bond Fund (each an "Acquiring Fund"), and Independence One Mutual Funds, a Massachusetts business trust (the "Independence One Trust"), with respect to its Independence One U.S. Treasury Money Market Fund, Independence One Prime Money Market Fund, Independence One International Equity Fund, Independence One Small Cap Fund, Independence One Equity Plus Fund, Independence One Fixed Income Fund and Independence One U.S. Government Securities Fund, (each a "Selling Fund") was filed electronically pursuant to Rule 497 under the Securities Act of 1933, as amended, on April 3, 2002 and is incorporated by reference into this filing.

Agreement and Plan of Reorganization by and between ABN AMRO Funds on behalf of ABN AMRO/Chicago Capital Growth Fund and ABN AMRO/TAMRO Small Cap Fund (each an "Acquiring Fund") and ABN AMRO Growth Fund and ABN AMRO Small Cap Fund (each a "Selling Fund") was filed electronically pursuant to Rule 497 under the Securities Act of 1933, as amended, on August 2, 2002 and is incorporated by reference into this filing.